Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended December 31, 2003

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	CFC
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue - Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	524,055	—	6,554	10	—	—	—	—	—	—	530,619
Salaries, Wages, and Benefits	676,769	—	84	(1,563)	—	—	3,304	—	3,299	—	681,893
Purchased Transportation	94,846	—	6,370	—	—	—	—	—	—	—	101,216
Operating Taxes and Licensing	190,495	—	—	—	—	—	131,482	—	71,670	—	393,647
Claims and Insurance	46,761	—	—	—	—	—	21,686	—	5,276	—	73,723
Rents	(10,209)	—	—	—	—	—	—	—	—	—	(10,209)
Depreciation	14,290	—	—	—	—	—	—	—	—	—	14,290
Other G&A Expense	1,107,859	—	645,701	1,553	(19,044)	—	—	—	—	—	1,736,069
(Gain)/Loss on Sales of Assets	(4,951,728)	—	487	—	—	—	(11,192)	—	(330,159)	—	(5,292,592)

Total Operating Expenses	(2,306,862)	—	659,196	—	(19,044)	—	145,280	—	(249,914)	—	(1,771,344)

Operating Income (Loss)	2,306,862	—	(659,196)	—	19,044	—	(145,280)	—	249,914	—	1,771,344
Interest on Debt	—	—	—	—	—	—	—	—	—	—	—
Other Interest Expense	—	—	—	—	—	—	—	—	—	—	—

Interest Expense	—	—	—	—	—	—	—	—	—	—	—

Temporary Investment Interest	42,106	—	—	—	—	—	30,824	—	5,796	—	78,726
Affiliate Interest Income	—	—	—	—	22,494	—	—	—	—	—	22,494
Other Interest Income	59,449	—	—	—	—	—	—	—	—	—	59,449

Interest Income	101,555	—	—	—	22,494	—	30,824	—	5,796	—	160,669
Other Miscellaneous, Net	1,054,595	—	53,029	—	22	—	—	—	—	—	1,107,646

Income (Loss) Before Taxes	3,463,012	—	(606,167)	—	41,560	—	(114,456)	—	255,710	—	3,039,659

Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$3,463,012	$—	$(606,167)	$—	$41,560	$—	$(114,456)	$—	$255,710	$—	$3,039,659